Exhibit 99.1

Trilogy Metals Reports Significant Copper and Zinc Drill Result for the Arctic Deposit and Plans for an Ore Sorting Study

VANCOUVER, Jan. 16, 2018 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals" or the "Company") is pleased to announce additional in-fill drill results and provide a project update from its 2017 summer field program at the Arctic poly-metallic volcanogenic massive sulphide ("VMS") deposit, part of the Upper Kobuk Mineral Projects ("UKMP") located in the Ambler mining district of Northwest Alaska.  All amounts are in United States dollars unless otherwise stated.

The 2017 Arctic field program included 785.2 meters of diamond drilling to collect representative sample material to conduct bulk ore sorting studies for the Arctic deposit. An additional 273.8 meters of sonic drilling was completed to collect geotechnical, hydrological, geothermal, and hydrogeological information for the tailings management facilities and waste rock dump for the project in support of the upcoming Pre-Feasibility Study ("PFS"). The PFS results are anticipated to be released in Q1 2018.

Highlights from the Drill Program

Based on a cut-off grade of 0.5% CuEq, significant zones of high grade copper, zinc, lead, gold, and silver mineralization were intersected – including:

•	AR17-0159 intersected four mineralized intervals, including 31.11 meters of 1.58% copper, 2.84% zinc, 0.69% lead, 0.38 g/t gold, and 30.79 g/t silver, and 15.25 meters of 2.91% copper, 4.34% zinc, 0.96% lead, 0.66 g/t gold, and 44.27 g/t silver;
•	AR17-0160 intersected four mineralized intervals, including 25.95 meters of 2.43% copper, 1.19% zinc, 0.16% lead, 0.59 g/t gold, and 46.31 g/t silver, and 17.23 meters of 4.42% copper, 5.32% zinc, 1.37% lead, 0.13 g/t gold, and 43.92 g/t silver;
•	AR17-0161 intersected two mineralized intervals, including 17.60 meters of 2.69% copper, 5.50% zinc, 1.14% lead, 0.66 g/t gold, and 54.47 g/t silver, and 4.40 meters of 3.01% copper, 3.80% zinc, 0.95% lead, 0.54 g/t gold, and 50.90 g/t silver;
•	AR17-0162 intersected one mineralized interval, 6.75 meters of 2.35% copper, 6.00% zinc, 1.57% lead, 0.71 g/t gold, and 43.27 g/t silver; and
•	AR17-0163 intersected one mineralized interval, 6.48 meters of 2.95% copper, 6.33% zinc, 1.40% lead, 0.84 g/t gold, and 44.23 g/t silver.

"These results from large diameter drill holes continue to demonstrate that Arctic is an exceptional copper-zinc rich deposit. Further engineering and environmental work completed this summer will support completion of the Arctic Pre-feasibility Study by the end of Q1, 2018. We expect this study will demonstrate that Arctic is one of the highest grade, open pitable copper deposits in the world. And it is located in a mining friendly jurisdiction in the United States where both our shareholders and stakeholders will be able to reap the benefits of our efforts. Meanwhile, the Alaska Industrial and Export Authority ("AIDEA") continues to advance permitting of the Ambler Mining District Industrial Access Project with the scoping process set to be finalized by the end of January", stated Rick Van Nieuwenhuyse, President and CEO of Trilogy Metals.

Trilogy Metals completed five PQ diamond drill holes for a total of 785.2 meters of core (see Figure 1). This drill program was designed to collect 2 tons of representative mill-feed material for bulk ore sorting test work at the Steinert facility in Kentucky, USA, an independent facility. The core was quartered for geochemical analysis, and the remaining core shipped to ALS Minerals, in North Vancouver, B.C., Canada, an independent laboratory for coarse crushing and chemical analysis.  The core will be sent to the Steinert facility in early 2018 for subsequent bulk ore sorting testing.  The ore sorting studies will be carried out after the PFS is released and if determined to be advantageous to overall project, will be incorporated in subsequent studies.

The Company is pleased to announce that all five holes encountered mineralized intervals consistent with previous drilling conducted within the resource area on the property. Significant mineralized intervals of high-grade mineralization at a cutoff of 0.5% CuEq are reported in Table 1. These drill results, along with ongoing engineering and environmental studies described below, will be used to support the PFS on the Arctic deposit.

Figure 1: 2017 Arctic PQ Drill Program

Table 1: Significant Drill Intercepts – 2017 PQ Drill Program

Hole ID	From (m)	To (m)	Length (m)	Cu Eq	Cu %	Zn %	Pb %	Au g/t	Ag g/t
AR17-0159	145.45	160.70	15.25	4.64	2.91	4.34	0.96	0.66	44.27
	167.34	198.45	31.11	2.74	1.58	2.84	0.69	0.38	30.79
	203.45	211.95	8.50	4.42	2.64	4.72	0.63	0.49	54.72
	216.55	221.35	4.80	1.62	0.85	1.57	0.44	0.30	32.60
AR17-0160	116.25	121.04	4.79	7.95	5.93	6.19	0.75	0.56	60.53
	133.54	140.67	7.13	8.21	6.61	4.66	0.81	0.53	76.38
	156.00	173.23	17.23	6.20	4.42	5.32	1.37	0.13	43.92
	214.80	240.75	25.95	3.08	2.43	1.19	0.16	0.59	46.31
AR17-0161	143.60	148.00	4.40	4.56	3.01	3.80	0.95	0.54	50.90
	157.90	175.50	17.60	4.87	2.69	5.50	1.14	0.66	54.47
AR17-0162	26.90	33.65	6.75	4.76	2.35	6.00	1.57	0.71	43.27
AR17-0163	26.84	33.32	6.48	5.43	2.95	6.33	1.40	0.84	44.23

Footnotes to Drill Interval Table:
•	Copper equivalent (CuEq) calculations use metal prices assumptions of $3.00/lb for copper, $1.00/lb for zinc, $0.90/lb for lead, $1,300/oz for gold, and $18/oz for silver. Copper equivalent calculations are adjusted for the expected metallurgical recoveries of 92% for copper, 88% for zinc, 77% lead, 63% for gold, and 56% for silver.
•	Results are core intervals and not true thickness; true widths have not been determined for the above intercepts but are believed to be representative of actual drill thicknesses.
•	Significant interval defined as a minimum of 1.0 meter Cu interval with average grade >0.5% CuEq.
•	Cutoff grade of 0.5% CuEq.
•	Internal dilution up to three meters of <0.5% CuEq.
•	Intervals of <1.0 meter not reported.
•	Core recovery averaged 96%.
•	Minimum sample length was 0.17m, average sample length was 2.4m overall and 1.7m within mineralized zones.
•	Some rounding errors may occur.

Table 2: 2017 Drill Hole Locations

Hole ID	Easting	Northing	Elevation	Azimuth	Dip	Depth
AR17-159	613322	7453324	961	35	83	244.8
AR17-160	613331	7453073	922	8	85	255.1
AR17-161	612991	7452996	791	35	70	188.1
AR17-162	612943	7453417	815	35	70	50.9
AR17-163	612942	7453416	815	35	90	46.3

Coordinates are in UTM Zone 4N (meters) coordinate system, NAD83 Datum.

Pre-Feasibility Study Update

Trilogy Metals completed 11 sonic drill holes (273.8 meters), 26 test pits, and 2 pump tests during the 2017 field season.  This program was developed to collect geotechnical, hydrological, geothermal (permafrost), and hydrogeological information for the various tailings management facilities and waste rock dump areas for the Arctic project.  Four of the sonic drill holes were instrumented with thermistors, piezometers and data loggers that will allow for long term baseline monitoring information to be gathered that will be required for a future permitting document.

On-going baseline environmental data collection included maintenance of three hydrologic gauging stations and one meteorological station. Surface water quality samples were taken from several surface water locations and analyzed for a full suite of parameters including total and dissolved metals.  An aquatics survey of rivers and creeks over the UKMP included identification of fish species present and tissues metals testing.  An avian survey over the UKMP was conducted in May to identify bird nest locations, with a follow-up survey in July to measure fledging success.

The Company continues to advance the acid-base-accounting static and kinetic test work at Arctic. Six on-site barrel samples were successfully collected during all seasons of 2017 to support the kinetics program.  Maintenance and monitoring of all kinetic tests continues into 2018.

Trilogy Metals is pleased to announce that the Pre-Feasibility Study is on schedule and anticipated to be completed by the end of the first quarter in 2018.

QAQC Program

The drill program, sampling protocol, and data verification were managed by qualified persons employed by Trilogy Metals. The diamond drill holes were drilled at PQ diameter drill core. Samples were collected using a 0.17-meter minimum length, 5-meter maximum length and 2.4-meter average sample length (1.7m through the mineralized zones). Drill core recovery averaged 96% overall. Three quality control samples (one blank, one standard and one duplicate) were inserted into each batch of 20 samples. The drill core was sawn, with a quarter sent to ALS Minerals in Fairbanks for sample preparation and the sample pulps forwarded to ALS's North Vancouver facility for analysis. ALS Minerals in North Vancouver, B.C., Canada, is an independent facility certified as ISO 9001:2008 and accredited to ISO / IEC 17025:2005 from the Standards Council of Canada.  Results of the control samples were reviewed by a QP and were all within acceptable limits. Trilogy Metals will submit 5% of the assay intervals from prospective lithologies to an independent check assay lab.

Qualified Persons

Andrew W. West, Certified Professional Geologist, Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed and verified the technical information in this news release and approves the disclosure contained herein. The QP visually inspected all the mineralized intervals used in the composites stated above and in addition checked the assays values reported on the assay certificates versus the values used for the composite calculations and found no errors.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, anticipated timing and results of the PFS, the future operating or financial performance of the Company, planned expenditures and the anticipated activity at the UKMP Projects, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2016 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

SOURCE Trilogy Metals Inc.

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%CIK: 0001543418

For further information: Company Contacts: Rick Van Nieuwenhuyse, President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer; 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 07:30e 16-JAN-18